Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated December 13, 2011, in this Registration Statement (Form S-6 No. 333-178198) of Smart Trust, New York Municipal Closed-End Income Trust (2011 Series M).

/s/ Grant Thornton LLP Grant Thornton LLP

Chicago, Illinois
December 13, 2011